Exhibit 10.19

Amendment #1 to the

Edwards Lifesciences Corporation 401(k)

Savings and Investment Plan

(Effective January 1, 2010)

The Edwards Lifesciences Corporation 401(k) Savings and Investment Plan (“Plan”) is amended as of January 1, 2011, unless specified otherwise:

1.               Section 2.16 is amended by the addition of subsection (e) which reads as follows:

“(e)  any employee who is classified as a “proctor” who is hired in conjunction with the launch of the THV product.”

IN WITNESS WHEREOF, a duly authorized officer of the Company has caused this Plan to be executed on the 1st day of April, 2011.

EDWARDS LIFESCIENCES
CORPORATION

By:	/s/ Robert C. Reindl